EXHIBIT 16.1

October 14, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

RE: Aprecia, Inc.

Ladies and Gentlemen:

We have read the statements of Aprecia, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K dated October 13, 2009 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the Registrant contained therein.

 Very truly yours,

/s/ Michael F. Albanese, C.P.A.